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                                                                    EXHIBIT 10.3


                    Employee Stock Purchase Plan, as amended


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                        PERSONNEL GROUP OF AMERICA, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I

                                  INTRODUCTION

Sec. 1.01 Statement of Purpose. The purpose of the Personnel Group of America, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of both the employees and the Company.

Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                                   DEFINITIONS

Sec. 2.01  "Board" means the Board of Directors of the Company.

Sec. 2.02  "Code" means the Internal Revenue Code of 1986, as amended.

Sec. 2.03 "Company" means Personnel Group of America, Inc., a Delaware corporation.

Sec. 2.04 "Compensation" means the total remuneration paid, during the period of reference, to an Employee by the Company or a Subsidiary, including regular salary or wages, overtime payments, bonuses, commissions and vacation pay, to which has been added (a) any elective deferral amounts by which the Employee has had his current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of section 401(k) of the Code, and (b) any amounts by which the Employee's compensation has been reduced pursuant to a compensation reduction agreement between the Employee and the Company for the purpose of funding benefits through any cafeteria plan sponsored by the Company meeting the requirements of section 125 of the Code. There shall be excluded from "Compensation" for the purposes of the Plan, whether or not reportable as income by the Employee, expense reimbursements of all types, payments in lieu of expenses, the Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), the Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe


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benefits and relocation, including gross-ups, and any amounts accrued for the benefit of Employee, but not paid, during the period of reference.

Sec. 2.05 "Compensation Committee" means the Compensation Committee of the
Board.

Sec. 2.06 "Continuous Service" means the period of time during which the Employee has been employed by the Company or a Subsidiary and during which there has been no interruption of Employee's employment by the Company. For this purpose, periods during which an Employee is on Temporary Inactive Status shall not be considered to be interruptions of Continuous Service. If determined by the Compensation Committee, periods of service with an entity prior to its becoming a Subsidiary shall be taken into account.


Sec. 2.07 "Effective Date" shall mean July 1, 1997 if, within 12 months of that date, the Plan is or has been approved at a meeting of the stockholders of the Company by the affirmative vote of the holders of the majority of the outstanding Stock of the Company.

Sec.  2.08  "Eligible Employee" means each person who:

         (a) is an Employee whose customary employment is for more than 20 hours per week and more than 5 months in any calendar year;

         (b) is an Employee on the Effective Date, or otherwise has completed at least 180 days of Continuous Service; and

         (c) is not deemed for purposes of section 423 (b) (3) of the Code to own capital stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company.

Sec. 2.09  "Employee" means each person employed by the Company or a Subsidiary.

Sec. 2.10  "Exercise Date" means the last day of each Purchase Period.

Sec. 2.11 "Market Value" means, with respect to Stock, the fair market value of such Stock, determined by such methods or procedures as shall be established from time to time by the Compensation Committee; provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.


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Sec 2.12 "Offering" means the offering of shares of Stock under the Plan.

Sec. 2.13 "Offering Date" means the first business day of each July, October, January and April during which the Plan is in effect, or such dates as may otherwise be specified by the Compensation Committee.

Sec. 2.14 "Participant" means each Eligible Employee who elects to participate in the Plan.

Sec. 2.15 "Plan means the Personnel Group of America, Inc. Employee Stock Purchase Plan, as the same is set forth herein and as may hereafter be amended.

Sec. 2.16 "Purchase Agreement" means the document prescribed by the Compensation Committee pursuant to which an Eligible Employee has enrolled to be a Participant.

Sec. 2.17 "Purchase Period" means the period beginning on an Offering Date and ending on the business day preceding the next following Offering Date.

Sec. 2.18 "Purchase Price" means such term as it is defined in Section 4.03 hereof.

Sec. 2.19 "Stock" means the common stock, $.01 par value, of the Company.

Sec. 2.20 "Stock Purchase Account" means a noninterest bearing account consisting of all amounts withheld from an Employee's Compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Employee under the Plan.

Sec. 2.21 "Subsidiary" shall mean a corporation described in section 424(f) of the Code that has, with the permission of the Board, adopted the Plan.

Sec. 2.22 "Temporary Inactive Status" shall describe the status of a former hourly Employee whose employment was terminated upon completion of an assignment for the Company or a Subsidiary, for so long as such former Employee (i) remains available for future assignments with the Company or a Subsidiary, (ii) has not, directly or indirectly, accepted an assignment from or a position with an entity unaffiliated with the Company and its Subsidiaries, and (iii) otherwise remains in good standing with the Company and its Subsidiaries.


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                                   ARTICLE III

                           ADMISSION TO PARTICIPATION

Sec. 3.01 Initial Participation. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Compensation Committee a Purchase Agreement at such time in advance and on such forms as prescribed by the Compensation Committee. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Compensation Committee receives from the Eligible Employee a properly executed and timely filed Purchase Agreement. Participation in the Plan will continue automatically from one Purchase Period to another unless notice to the contrary is given pursuant to Section 3.02.

Sec. 3.02 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Compensation Committee at such time in advance as the Compensation Committee may specify. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to his credit in his Stock Purchase Account.

Sec. 3.03 Involuntary Discontinuance of Participation. If a Participant ceases to be an Eligible Employee, the entire amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to him. Notwithstanding the foregoing, should a Participant cease to be an Eligible Employee by reason of acquiring Temporary Inactive Status, such Participant may continue to participate through the end of the Purchase Period during which such status was acquired with respect to payroll deductions attributable to the portion of the Purchase Period prior to the time such status was acquired.

Sec. 3.04 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation, and who wishes to be reinstated as a Participant may again become a Participant for any subsequent Purchase Period by executing and filing with the Compensation Committee, at such time in advance as the Compensation Committee shall determine, a new Purchase Agreement on forms provided by the Compensation Committee. Reinstatement to Participant status shall be effective no earlier than the Offering Date that occurs six months following the Exercise Date for the Purchase Period in which the Eligible Employee discontinued participation.


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                                   ARTICLE IV

                                 STOCK PURCHASE

Sec. 4.01 Reservation of Shares. There shall be 500,000 shares of Stock reserved for the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02 hereof, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

Sec. 4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the lower of
(a) the number of shares of Stock that can be purchased by applying the full balance of his Stock Purchase Account to such purchase of shares at the Price (as hereinafter determined), or (b) the Participant's proportionate part of the maximum number of whole shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.01 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of section 423(b) (3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of capital stock of Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such 5%. Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn before that Offering Date).

Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering shall be the sum of (a) 85% of the Market Value of such share on the Offering Date on which such Offering commences or on the Exercise Date on which such Offering expires, whichever is lower, and
(b) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. If the Exercise Date with respect to the purchase of Stock is a day on which the Stock is selling ex-dividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price be less than the par value of the Stock.

Sec. 4.04  Exercise of Purchase Privilege.

         (a) Subject to the provisions of Section 4.02 above, if on the date of the last paycheck of a Participant issued prior to any Exercise Date there is a bank credit

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         in the Participant's Stock Purchase Account, there shall be purchased for the Participant at the Purchase Price of the Purchase Period that expires on such Exercise Date the largest number of whole shares of Stock as can be purchased with the entire amount standing to the Participant's credit in his Stock Purchase Account on such paycheck issue date. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made.

         (b) Any amount remaining in the Stock Purchase Account on the Exercise Date after the purchase of the maximum number of whole shares shall remain in the Stock Purchase Account to the credit of the Participant and be applied to purchase additional shares of Stock on subsequent Exercise Dates.

         (c) Notwithstanding anything contained herein to the contrary, a Participant may not during any calendar year purchase shares of Stock having an aggregate Market Value, determined at the time of each Offering Date during such calendar year, of more than $25,000.

Sec. 4.05 Establishment of Stock Purchase Account. Each Participant shall authorize payroll deductions from Compensation for the purposes of funding his Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his Compensation during a Purchase Period, which deduction shall be not less than 1% nor more than 7% of the gross amount of such payment, subject to Section 4.04 (c). Subject to Section 3.02, a Participant may not reduce or increase his payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof at such time preceding the Offering Date on which such subsequent Offering commences as the Compensation Committee shall determine.

Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in his Stock Purchase Account on the date of the last paycheck issued to the Participant prior to the Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

Sec. 4.07         Share Ownership; Issuance of Certificates.

         (a) The shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such


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         shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Compensation Committee.

         (b) The Compensation Committee, in its sole discretion, may determine that the shares of Stock shall be delivered by the Company (i) by issuing and delivering to the Participant a certificate for the number of whole shares of Stock purchased by such Participant on an Exercise Date or during a calendar year, or (ii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during a calendar year to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Compensation Committee from time to time, which shares shall be maintained by such member firm in separate brokerage accounts of each participant, or (iii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during the calendar year to a bank or trust company or affiliate thereof, as selected by the Compensation Committee from time to time, which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant or, if he designates on his Stock Purchase Agreement, in his name jointly with his spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account in his name as tenant in common with his spouse, without right of survivorship. Such designation may be changed by filing a notice thereof signed by the Participant and his spouse. Such spouse shall be bound by all of the terms and conditions of the Plan as if such spouse were a Participant.

Sec. 4.08 Restrictions on Resale. Stock acquired under the Plan may not be sold or otherwise disposed of for at least six months after the Exercise Date on which the shares were acquired, except in the case of death or disability. Any Stock certificates delivered to a Participant prior to the expiration of such six-month period shall contain a legend to reflect such restriction.

                                    ARTICLE V

                               SPECIAL ADJUSTMENTS

Sec. 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

         (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;


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         (b) The Plan shall automatically terminate immediately after the
Exercise Date as of which the supply of available shares is exhausted; and

         (c) Any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

Sec. 5.02 Antidilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Compensation Committee acting with the consent of, and subject to the approval of, the Board.

Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Offering hereunder shall pertain to and apply to the shares of stock of the Company or the survivor. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him.

                                   ARTICLE VI

                                  MISCELLANEOUS

Sec. 6.01 Nonalienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the date the Participant's death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

Sec. 6.02 Administrative Costs. The Company shall pay all Administrative expenses associated with the operation of the Plan. No Administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

Sec. 6.03 Collection of Taxes. The Company shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so


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obligated to collect with respect to the issuance of Stock hereunder, or the subsequent sale or disposition of such Stock, and the Compensation Committee shall institute such mechanisms as shall insure the collection of such taxes.

Sec. 6.04 Compensation Committee. The Compensation Committee shall have the authority and power to administer the Plan and to make, adopt, construe and enforce rules and regulations not inconsistent with the provisions of the Plan. The Compensation Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to the Purchase Agreement, payroll withholding authorizations, withdrawal documents and all other notices required hereunder. The Compensation Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Compensation Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

Sec. 6.05 Amendment of the Plan. The Board may amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted to him.

Sec. 6.06 Termination of the Plan. The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his Stock Purchase Account shall be refunded to him.

Sec. 6.07 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

Sec. 6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Compensation Committee and shall be effective only when received by the Compensation Committee.

Sec. 6.09 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.


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Sec. 6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

Sec. 6.11 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.




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                             AMENDMENT NO. 1 TO THE
                        PERSONNEL GROUP OF AMERICA, INC.
                           EMPLOYEE STOCK PURHASE PLAN


         1.       Purpose

         The purpose of this Amendment No. 1 (this "Amendment") to the Personnel Group of America, Inc. Employee Stock Purchase Plan, as amended (the "Plan"), is to increase shares of Stock reserved for purchase under the Plan from 1,000,000 shares to 2,000,000 shares. Terms not otherwise defined herein shall have the meanings given them in the Plan.

         2.       Effective Date

         The effective date of this Amendment shall be April 1, 2000, subject to approval of this Amendment by the Company's shareholders at the Company's 2000 Annual Meeting of Shareholders.

         3.       Amendment

         The Plan is amended by deleting Section 4.01 in its entirety and restating it as follows:

                  "Sec. 4.01 Reservation of Shares. There shall be 2,000,000 shares of Stock reserved for the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02 hereof, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan."




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                                    AMENDMENT
                                     TO THE
                        PERSONNEL GROUP OF AMERICA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         The Personnel Group of America, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended as follows:

         1. Section 2.04 of the Plan is hereby amended in its entirety to read as follows:

Sec. 2.04 "Compensation" means the total remuneration paid, during the period of reference, to an Employee by the Company or a Subsidiary, including regular salary or wages, overtime payments, bonuses (except as otherwise elected by an Employee as provided in Section 5.04), commissions and vacation pay, to which has been added (a) any elective deferral amounts by which the Employee has had his current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of section 401(k) of the Code, and (b) any amounts by which the Employee's compensation has been reduced pursuant to a compensation reduction agreement between the Employee and the Company for the purpose of funding benefits through any cafeteria plan sponsored by the Company meeting the requirements of section 125 of the Code. There shall be excluded from "Compensation" for the purposes of the Plan, whether or not reportable as income by the Employee, expense reimbursements of all types, payments in lieu of expenses, the Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), the Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, and any amounts accrued for the benefit of Employee, but not paid, during the period of reference.

         2. Section 5.04 is hereby added to the Plan to read as follows:

Section 5.04 Election Regarding Bonuses. An Employee may elect to have bonuses excluded from the computation of his Compensation. Such election, or rescission thereof, (a) shall be made using such document as the Compensation Committee shall prescribe for this purpose; (b) shall not be given effect for the Purchase Period during which it is received by the Compensation Committee; and (c) shall be given effect for Offerings subsequent to the Purchase Period during which it is received by the Compensation Committee if it is received at such time preceding the Offering Date (on which such subsequent Offering commences) as the Compensation Committee shall determine.

         This Amendment has been approved by Personnel Group of America, Inc., and is effective December 12, 2000.

         This, the 12th day of December, 2000.



                                            PERSONNEL GROUP OF AMERICA, INC.

                                            By:      /s/ Ken R. Bramlett, Jr.
                                                     -------------------------
                                                     Senior Vice President